UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2020 Stock Incentive Plan

On August 3, 2026, Theriva Biologics, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (“Amendment No. 4”) to the Company’s 2020 Stock Incentive Plan (the “2020 Stock Incentive Plan”) to (i) increase the number of shares of common stock that the Company will have authority to grant under the 2020 Stock Incentive Plan from 4,500,000 shares of common stock to 6,500,000 shares of common stock. A description of the 2020 Stock Incentive Plan is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting (the “Definitive Proxy Statement”), which was filed on June 29, 2026 with the Securities and Exchange Commission (the “Commission”), in the section entitled “Proposal 3 - 2020 Plan Increase Proposal”. The description of Amendment No. 4 is qualified in its entirety by reference to the full text of Amendment No. 4, a copy of which is included as an exhibit to this Current Report on Form 8-K and attached to the Definitive Proxy Statement as Appendix A.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 3, 2026, the Company held the Annual Meeting where the Company’s stockholders voted on the following six (6) proposals and cast their votes as described below. These matters are described in detail in the Definitive Proxy Statement.

The final results for Proposals 1, 2, 3, 4, 5 and 6 as set forth in the Definitive Proxy Statement were as follows:

Proposal 1 - Election of Directors.

The following four (4) individuals were elected as directors, to serve until the Company’s next annual meeting of stockholders and until their respective successors have been duly elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes
Jeffrey J. Kraws	4,034,594	2,021,707	10,823,826
Steven A. Shallcross	4,030,358	2,025,943	10,823,826
John Monahan	4,003,454	2,052,847	10,823,826
Jeffrey Wolf	4,030,997	2,025,304	10,823,826

Proposal 2 – Auditor Ratification Proposal.

The stockholders ratified and approved the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,570,613	2,053,033	256,481	0

Proposal 3 - Amendment to the Company’s 2020 Stock Incentive Plan.

As further described above in Item 5.02 of this Current Report on Form 8-K, the stockholders approved and adopted Amendment No. 4 to the 2020 Stock Incentive Plan, which amendment increased the number of shares of common stock that the Company will have authority to grant under the 2020 Stock Incentive Plan from 4,500,000 shares to 6,500,000 shares of common stock. As a result, a maximum of 6,500,000 shares of common stock may be issued under the 2020 Stock Incentive Plan, as amended. The results of the voting for this approved proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,110,068	2,840,658	105,575	10,823,826

Proposal 4 – Approval of Amendment to Increase the Number of Authorized Shares of Common Stock.

The stockholders approved an amendment to increase the number of authorized shares of the Company’s common stock (the “Charter Amendment”), as described in the Definitive Proxy Statement. As described in the Definitive Proxy Statement, the Board of Directors has discretion to determine whether to file the Charter Amendment and may elect not to effect the amendment notwithstanding stockholder approval. The results of the voting for this approved proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,007,931	4,643,286	228,910	0

Proposal 5 – Approval of Issuance of Common Stock Upon Exercise of Warrants.

The stockholders approved the issuance of shares of common stock upon the exercise of outstanding warrants, as described in the Definitive Proxy Statement. The results of the voting for this approved proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,665,312	2,267,592	123,397	10,823,826

Proposal 6 – Approval of the Adjournment of the Annual Meeting.

The stockholders approved a proposal to adjourn the Annual Meeting to a later date, if necessary, as described in the Definitive Proxy Statement. The results of the voting for this approved proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,012,234	4,297,352	570,541	0

Notwithstanding the approval of this proposal, because each of Proposals 1 through 5 received the requisite votes for approval at the Annual Meeting as convened, it was not necessary for the Company to adjourn the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1*	Amendment No. 4 to the Theriva Biologics, Inc. 2020 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the XBRL document)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2026	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer